EXHIBIT 99.1

Berkley C. Nelson Joins Sharps Compliance as Senior Vice President of Sales

HOUSTON, Feb. 19, 2013 (GLOBE NEWSWIRE) -- Sharps Compliance Corp. (Nasdaq:SMED) ("Sharps" or the "Company"), a leading full-service provider of solutions for the cost-effective management of medical waste, used healthcare materials and unused dispensed medications, announced today that Berkley C. Nelson joined the Company as Senior Vice President of Sales. In his role, Mr. Nelson will manage Sharps' direct sales team and have responsibility for closing opportunities within the Company's core markets, including home healthcare, long-term and senior care, alternative site healthcare, retail, pharmaceutical manufacturers and government.

David P. Tusa, President and CEO of Sharps Compliance, commented, "We believe Berkley's leadership experience and success with complex sales processes involving multiple decision makers and value-added offerings will prove very valuable for us as we move to close opportunities in our pipeline. He has demonstrated significant success with sales in not only the health care arena, but also medical waste services providing customized, multi-faceted solution offerings. We expect that Berkley's expertise will help to accelerate our efforts as we advance Sharps from a seller of mailback solutions to a provider of comprehensive medical waste management services in an environment where prospective customers are looking for alternative providers and lower costs."

Mr. Nelson has more than 16 years of national experience in medical and healthcare-related sales, most recently as Vice President of Sales for the Health Improvement division of Alere Inc., where he sold health and productivity services designed to reduce health care costs and improve quality of care. Prior to that, he was Director of Business Development at Waste Management's Healthcare Solutions segment where he played a key role in landing over $20 million of new medical waste services business. Mr. Nelson also spent nearly nine years with Siemens Medical Solutions Diagnostics with increasing responsibilities, including as a national accounts manager. Mr. Nelson has a Bachelor of Science in Biology from Brigham Young University.

Mr. Nelson replaces Claude A. Dance, who departed the Company to pursue other interests. Mr. Tusa added, "Claude's contributions to the Company's sales initiatives over the past five years are much appreciated and we wish him well in his future endeavors."

More information on Sharps Compliance Corp. and its products can be found at www.sharpsinc.com

About Sharps Compliance Corp.

Headquartered in Houston, Texas, Sharps Compliance is a leading full-service provider of solutions for the cost-effective management of medical waste, used healthcare materials and unused dispensed medications. Its strategy is to capture a large part of the estimated $3.8 billion untapped market for its solutions by targeting the major agencies that are interrelated with this medical waste stream, including pharmaceutical manufacturers, home healthcare providers, retail pharmacies and clinics, the U.S. government and the professional market which is comprised of physicians, dentists and veterinary practices. As a fully integrated medical waste management company providing customer solutions and services, the Company's solid business model, which provides strong margins and significant operating leverage, combined with its early penetration into emerging markets, uniquely positions it for strong future growth. The Company's flagship product, the Sharps® Recovery System™ is a comprehensive solution for the containment, transportation, treatment and tracking of medical waste and used healthcare materials. The Company's TakeAway Environmental Return System™ is designed for individual consumers, retail or mail-order pharmacies, communities and facilities including assisted living, long-term care and correction operations to facilitate the proper disposal of unused dispensed medications. The Complete Needle Collection & Disposal System™ is a safe, easy-to-use and cost-effective solution designed for self-injecting consumers and includes the Company's containment, packaging, return shipping via the U.S. Postal Service, tracking and treatment.

The Company has partnered with Daniels Sharpsmart in a joint marketing alliance to serve the entire U.S. medical waste market, offering customers a blended product portfolio to effectively target healthcare customers with multi-site and multi-size locations. The alliance also enables a team effort for cross selling each company's capabilities where best suited.

More information on the Company and its products can be found on its website at: www.sharpsinc.com

Safe Harbor Statement

The information made available in this press release contains certain forward-looking statements which reflect Sharps Compliance Corp.'s current view of future events and financial performance. Wherever used, the words "estimate", "expect", "plan", "anticipate", "believe", "may" and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company's future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, the company's ability to educate its customers, development of public awareness programs to educate the identified consumer, customer preferences, the Company's ability to scale the business and manage its growth, the degree of success the Company has at gaining more large customer contracts, managing regulatory compliance and/or other factors that may be described in the company's annual report on Form 10-K, quarterly reports on Form 10-Q and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results express or implied therein will not be realized.

CONTACT: David P. Tusa
         Sharps Compliance Corp.
         President and CEO
         Phone: (713) 660-3547
         Email: dtusa@sharpsinc.com

         - OR -

         Deborah K. Pawlowski
         Kei Advisors LLC
         Investor Relations
         Phone: (716) 843-3908
         Email: dpawlowski@keiadvisors.com